UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Employment Agreement with H. Shane Hammond.

On January 23, 2007, TRX, Inc. (the “Company”) amended the Employment Agreement, dated December 1, 2003, as amended on April 26, 2005 and November 29, 2006 (the “Employment Agreement”) with H. Shane Hammond, the Company’s Executive Vice President, Sales & Client Services, North America to change Mr. Hammond’s title and to modify Mr. Hammond’s duties and responsibilities. Pursuant to the amendment, Mr. Hammond shall now serve as Executive Vice President of the Company and President of the Company’s RESX Technologies business. As Executive Vice President of the Company and President of RESX Technologies, Mr. Hammond will have day-to-day responsibilities related to the RESX Technologies business, in addition to any specific related duties and responsibilities as may be assigned to him by the President of the Company.

The press release announcing the appointment of Mr. Hammond to the role of President, RESX Technologies is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: January 26, 2007	/s/ David Cathcart
David Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 23, 2007.